UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                              Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

NOBLE CORPORATION plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOBLE CORPORATION plc

Devonshire House

1 Mayfair Place

London W1J 8AJ

England

NOTICE OF GENERAL MEETING OF SHAREHOLDERS

To Be Held On December 22, 2014

To the shareholders of Noble Corporation plc:

A general meeting (the “Meeting”) of shareholders of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), will be held on Monday, December 22, 2014, at 8:00 a.m., local time, at the Ritz-Carlton Hotel, Grand Cayman, Cayman Islands.

The only item of business proposed by the Company’s board of directors (“Board”) is to consider and vote on the ordinary resolution set forth below (the “Resolution”).

Ordinary Resolution regarding Purchase of Own Shares

To (i) approve the terms of one or more off-market purchase agreements produced at the Meeting and initialed by the Chairman for the purposes of identification between the Company and the bank or banks named therein and (ii) authorize the Company to make off-market purchases from time to time, up to a maximum number of 37,000,000 of the Company’s ordinary shares, representing approximately 15% of the Company’s current total share capital, pursuant to such agreement or agreements. The authority conferred by this ordinary resolution is in addition to the pre-existing authority conferred by shareholders and will, unless varied, revoked or renewed by the shareholders prior to such time, expire on the later of 16 months after the date of the passing of this ordinary resolution or the end of the Company’s 2016 annual general meeting of shareholders.

Please refer to the proxy statement being delivered with this Notice for detailed information on the Resolution and further information regarding the Meeting.

Organizational Matters

A copy of the proxy materials, including a proxy card, will be sent to each shareholder whose name is registered in the Company’s share register as holding shares in the Company as maintained by Computershare Trust Company, N.A., as agent (the “Company’s Share Register”), as of the close of business, U.S. Eastern time, on November 11, 2014. Such shareholders are referred to herein as the “shareholders of record.” Shareholders who are not registered in the Company’s Share Register as of the close of business, U.S. Eastern time, on November 11, 2014 will not be entitled to attend, vote or grant proxies to vote at the Meeting. Any changes to the Company’s Share Register after November 11, 2014 will be disregarded in determining the rights of any person to attend or vote at the Meeting.

Shareholders of record who are registered with voting rights in the Company’s Share Register as of the close of business, U.S. Eastern time, on November 11, 2014 have the right to attend the Meeting and vote their shares,

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or are entitled to appoint a proxy to exercise all or any of his/her rights to attend and speak and vote on his/her behalf by marking the proxy card appropriately, executing it in the space provided, dating it and returning it prior to close of business, U.S. Eastern time, on December 19, 2014 to:

Noble Corporation plc

c/o MacKenzie Partners, Inc.

Corporate Election Services

P.O. Box 3230

Pittsburgh, PA 15230-9404

A proxy need not be a shareholder of the Company. A shareholder of record may appoint more than one proxy in relation to the Meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder.

Shareholders of record who are registered with voting rights in the Company’s Share Register as of the close of business, U.S. Eastern time, on November 11, 2014 and who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. Where shareholders with voting rights who have timely submitted a properly executed proxy card and have not specifically indicated how they want their shares to be voted, the persons designated as their proxies will vote such shares in the manner recommended by the Board.

If any other matters are properly presented at the Meeting for consideration (including any motion to adjourn the Meeting), the proxy will vote on these matters in the manner recommended by the Board.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee when voting their shares. Such bank, broker or other nominee is considered the shareholder of record with respect to those shares. Shareholders who hold their shares in the name of a bank, broker or other nominee and wish to vote in person at the Meeting must obtain a valid proxy from the organization that holds their shares.

Please note that shareholders of record or their duly appointed proxies attending the Meeting in person are required to show their proxy card and proper identification on the day of the Meeting. In order to determine attendance correctly, any shareholder or proxy leaving the Meeting early or temporarily is requested to present such shareholder’s proxy card and proper identification upon exit.

Your vote is important. All shareholders of record or their proxies are cordially invited to attend the Meeting. We urge you, whether or not you plan to attend the Meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided.

By Order of the Board of Directors

Julie J. Robertson

Secretary

Devonshire House

1 Mayfair Place

London

W1J 8AJ

England

November 12, 2014

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NOBLE CORPORATION plc

Devonshire House

1 Mayfair Place

London W1J 8AJ

England

PROXY STATEMENT

For General Meeting of Shareholders

To Be Held on December 22, 2014

GENERAL

This proxy statement is furnished to shareholders of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the solicitation by our board of directors (“Board”) of proxies for use at the general meeting of shareholders to be held on December 22, 2014 at 8:00 a.m., local time, at the Ritz-Carlton Hotel, Grand Cayman, Cayman Islands, and for the purposes set forth in the accompanying notice (the “Meeting”). The approximate date of first mailing of this proxy statement and the accompanying proxy card is November 14, 2014.

References to “we,” “us,” “our” and words of similar meaning refer to the Company.

Ordinary Resolution regarding Purchase of Own Shares

At the Meeting, shareholders will be asked to consider and vote upon an ordinary resolution (i.e., requires a simple majority vote for approval) proposed by our Board relating to authorization for the Company to purchase its own shares (the “Resolution”), which resolution reads as follows:

To (i) approve the terms of one or more off-market purchase agreements produced at the Meeting and initialed by the Chairman for the purposes of identification between the Company and the bank or banks named therein and (ii) authorize the Company to make off-market purchases from time to time, up to a maximum number of 37,000,000 of the Company’s ordinary shares, representing approximately 15% of the Company’s current total share capital, pursuant to such agreement or agreements. The authority conferred by this ordinary resolution is in addition to the pre-existing authority conferred by shareholders and will, unless varied, revoked or renewed by the shareholders prior to such time, expire on the later of 16 months after the date of the passing of this ordinary resolution or the end of the Company’s 2016 annual general meeting of shareholders.

Proxies and Voting Instructions

A proxy card is being sent with this proxy statement to each shareholder whose name is registered in the Company’s share register as holding ordinary shares in the Company as maintained by Computershare Trust Company, N.A., (the “Company’s Share Register”) as of the close of business, U.S. Eastern time, on November 11, 2014. Such shareholders are referred to herein as the “shareholders of record.” If you are registered as a shareholder in the Company’s Share Register as of the close of business, U.S. Eastern time, on

November 11, 2014, you may grant a proxy to vote on the Resolution at the Meeting by marking your proxy card appropriately, executing it in the space provided, dating it and returning it prior to the close of business, U.S. Eastern time, on December 19, 2014 to:

Noble Corporation plc

c/o MacKenzie Partners, Inc.

Corporate Election Services

P.O. Box 3230

Pittsburgh, PA 15230-9404

Please sign, date and mail your proxy card in the envelope provided.

If you hold your shares in the name of a bank, broker or other nominee your shares are held in “street name” and you are considered the “beneficial owner.” As a beneficial owner, you should follow the instructions provided by your bank, broker or nominee when voting your shares. In particular, if you hold your shares in “street name” through The Depository Trust Company (“DTC”), you should follow the procedures typically applicable to voting of securities beneficially held through DTC because Cede & Co., as nominee of DTC, is considered the shareholder of record and has been registered with voting rights in the Company’s Share Register with respect to such shares.

Although the Company is incorporated under the laws of England and Wales, the Company is subject to the U.S. Securities and Exchange Commission (“SEC”) proxy requirements and the applicable corporate governance rules of the New York Stock Exchange (“NYSE”), where its shares are listed, and has not imposed any restrictions on trading of its shares as a condition of voting at the Meeting. In particular, the Company has not imposed any “share blocking” or similar transfer restrictions of a type that might be associated with voting by holders of bearer shares or American Depositary Receipts and has not issued any bearer shares or American Depositary Receipts.

If you were a shareholder of record with voting rights as of the close of business, U.S. Eastern time, on November 11, 2014 and have timely submitted a properly executed proxy card and specifically indicated your votes, your shares will be voted as indicated. If you were a holder with voting rights as of the close of business, U.S. Eastern time, on November 11, 2014 and you have timely submitted a properly executed proxy card and have not specifically indicated your votes, a representative of the Company, as your proxy, will vote your shares in the manner recommended by the Board.

There are no other matters that our Board intends to present, or has received proper notice that others will present, at the Meeting. If any other matters are properly presented at the Meeting for consideration (including any motion to adjourn the Meeting), the proxy will vote on these matters in the manner recommended by our Board.

As a shareholder of record you may revoke your proxy at any time prior to its exercise by:

•	giving written notice of the revocation to our Corporate Secretary at the registered office of the Company before the commencement of the Meeting;

•	attending the Meeting and voting in person; or

•	properly completing and executing a later-dated proxy and delivering it to our Corporate Secretary at or before the Meeting at the registered office of the Company.

If you as a shareholder of record attend the Meeting in person without voting, this will not automatically revoke your proxy. If you revoke your proxy during the Meeting, this will not affect any vote taken prior to such revocation. If you hold shares through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your bank, broker or other nominee.

Any corporation which is a shareholder of record of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at the Meeting and the person so authorized shall (on production of a copy of such resolution at the Meeting) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of the Company.

Quorum

The presence of shareholders, in person or by proxy, together representing at least a majority of the total voting rights of all shareholders entitled to vote at the Meeting will constitute a quorum for the purpose of the Resolution. The presence of shareholders in person or by proxy will be counted at the time when the Meeting proceeds to business, and abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum present. “Broker non-votes” are shares held by brokers or nominees for which specific voting instructions have not been received from the beneficial owners or persons entitled to vote such shares. Brokers have the authority under the NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters only. When a matter is not routine and the broker has not received voting instructions from the beneficial owner, the broker cannot vote the shares on that matter. The proposal to adopt the Resolution is not considered routine for these purposes.

Votes Required

Subject to disenfranchisement in accordance with applicable law and/or the Company’s Articles of Association, the Resolution shall be decided on a poll in accordance with the Company’s Articles of Association whereby each shareholder of record present in person or by proxy or by representative (in the case of a corporate shareholder) is entitled to one vote for every share held.

Approval of the Resolution requires the affirmative vote of a simple majority of the votes cast at the Meeting in person or by proxy. Abstentions and “broker non-votes” will have no effect on the Resolution.

Record Date

Only shareholders on the Company’s Share Register as of the close of business, U.S. Eastern time, on November 11, 2014 are entitled to notice of, to attend, and to vote or to grant proxies to vote at, the Meeting. Any changes to the Company’s Share Register after November 11, 2014 shall be disregarded in determining the rights of any person to attend or vote at the Meeting. On the record date for the Meeting, there were 251,970,800 ordinary shares outstanding and entitled to be voted at the Meeting.

THE RESOLUTION

Our Board proposes that shareholders adopt the Resolution to authorize the Company to purchase up to approximately 15% of the Company’s outstanding ordinary shares in off-market transactions pursuant to one or more agreements to be presented at the Meeting. The Resolution reads as follows:

To (i) approve the terms of one or more off-market purchase agreements produced at the Meeting and initialed by the Chairman for the purposes of identification between the Company and the bank or banks named therein and (ii) authorize the Company to make off-market purchases from time to time, up to a maximum number of 37,000,000 of the Company’s ordinary shares, representing approximately 15% of the Company’s current total share capital, pursuant to such agreement or agreements. The authority conferred by this ordinary resolution is in addition to the pre-existing authority conferred by shareholders and will, unless varied, revoked or renewed by the shareholders prior to such time, expire on the later of 16 months after the date of the passing of this ordinary resolution or the end of the Company’s 2016 annual general meeting of shareholders.

Description of the Resolution

The Company has in effect today an ordinary share repurchase program. Under that program, the Company has a pre-existing authority conferred by shareholders to purchase a total of approximately 6.7 million of its ordinary shares in off-market purchases pursuant to approved off-market purchase agreements. As of October 31, 2014, the Company had, from the pre-existing authority, the remaining authority to purchase a total of approximately 4.8 million of its ordinary shares. The authorization sought by the Board and covered in the Resolution would allow the Company to purchase up to an additional 37,000,000 of its ordinary shares, or approximately 15% of the Company’s outstanding ordinary shares at October 31, 2014, pursuant to approved forms of off-market purchase agreements. We expect to effect any purchase authorized by the Resolution using cash on hand, cash from operations, borrowings under existing credit facilities or other sources of funds, which may include public or private offerings of our debt or equity securities or debt or equity securities of our subsidiaries.

We believe that it is prudent to maintain a flexible capital management framework. The increased share purchase authorization covered in the Resolution would give us added flexibility to return capital to shareholders and signals our belief in the positive long-term outlook for the offshore drilling industry. The Board confirms that the authority to purchase shares will only be exercised after careful consideration of prevailing financial market conditions, the overall position of the Company and other uses of available funds, including investment in our fleet and dividend increases. In accordance with the U.K. Companies Act 2006, any shares purchased by the Company pursuant to the authority would be made out of the Company’s distributable profits.

The purchase authorization covered by the Resolution would expire on the later of 16 months after the date of the passing of the Resolution and the end of the Company’s 2016 annual general meeting of shareholders. The Company could therefore seek shareholder approval of any future purchases at the 2016 annual general meeting.

The Company would have the right to begin, suspend or discontinue purchases at any time during the 16-month authorization period. The Company can give no assurances regarding the number of shares that will ultimately be purchased, the timing of such purchases or the prices at which such purchases may be made. As of October 31, 2014, the Company had approximately 252,258,871 ordinary shares outstanding.

The Company is an English company, but our ordinary shares are only listed on the NYSE. Because the NYSE is not a recognized investment exchange for purposes of English law, any purchases we make of our shares must be made in so-called “off-market” purchases approved by our shareholders. Off-market purchases are those made under a purchase agreement with a financial intermediary, acting as a principal, rather than through a direct purchase by the Company on a stock exchange. Any purchases we make pursuant to the authority provided by the Resolution would be by way of an off-market purchase.

Under the U.K. Companies Act 2006, the establishment of a new share repurchase program, including the terms of any proposed purchase agreement and agreements with investment banks or other financial intermediaries, requires approval from our shareholders by ordinary resolution.

One or more of Credit Suisse Securities (USA) LLC, Citibank Global Markets, Inc. or Deutsche Bank Securities Inc. or one of their affiliates named in the off-market purchase agreements, will act as our financial intermediary for off-market purchases, and we will enter into an off-market purchase agreement with each of these investment banks. The particular agreements with each of the investment banks will be produced at the Meeting for review, and will be approved pursuant to the Resolution. The particular agreements will also be made available for inspection by the shareholders of the Company at the Company’s registered office for not less than 15 days ending with the date of the Meeting. The form of off-market purchase agreement provides that the banks, acting as financial intermediary, will purchase shares on the NYSE at such market prices and in such quantities as the Company may instruct from time to time, subject to the limitations set forth in Rule 10b-18 of the U.S. Securities Exchange Act of 1934. The Company may also utilize an accelerated share repurchase (ASR) program to effect purchases under the off-market purchase agreements. Pursuant to an ASR program, the Company would agree to purchase a fixed dollar amount of ordinary shares from one of the banks. The bank would make an initial delivery of shares to the Company. The final number of shares to be purchased by the Company from the bank would be based on the volume-weighted average price of our ordinary shares during the term of the transaction. The off-market purchase agreement will also provide that the banks will purchase ordinary shares as principal and sell such purchased shares to us in record form.

Vote Required

Approval of the Resolution requires the presence of at least a majority of the total voting rights of all shareholders entitled to vote at the Meeting for quorum purposes, and the affirmative vote of at least a majority of the votes cast on the Resolution at the Meeting in person or by proxy.

Recommendation

The Board unanimously recommends that you vote FOR approval of the Resolution.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October 31, 2014, we had 252,258,871 ordinary shares outstanding and no shares held in treasury. The following table sets forth, as of October 31, 2014, (1) the beneficial ownership of shares by each of our directors, each “named executive officer” listed in the Summary Compensation Table appearing in the definitive proxy statement we filed with the SEC on May 9, 2014 for our 2014 Annual General Meeting, and all current directors and executive officers as a group, and (2) information about the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares.

	Shares Beneficially Owned (1)
Name	Number of Shares		Percent of Class (2)
Directors
Ashley Almanza	9,969		—
Michael A. Cawley	100,313	(3)	—
Julie H. Edwards	84,410	(3)	—
Gordon T. Hall	42,363		—
Scott D. Josey	2,419		—
Jon A. Marshall	40,442		—
Mary P. Ricciardello	100,501	(3)	—
David W. Williams	991,614	(3)	—

Named Executive Officers (excluding any Director listed above) and Group
Julie J. Robertson	877,290	(3)	—
James A. MacLennan	116,520	(3)	—
Roger B. Hunt (4)	128,998	(3)	—
Bernie G. Wolford	41,099	(3)	—
All directors and executive officers as a group (16 persons)	2,777,480	(5)	1.1%

Franklin Resources, Inc.	17,786,593	(6)	7.1%
The Vanguard Group	16,942,995	(7)	6.7%
Fir Tree Inc.	15,292,283	(8)	6.1%

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power over all shares listed.
(2)	The percent of class shown is less than one percent unless otherwise indicated.
(3)	Includes shares not outstanding but subject to options exercisable at October 31, 2014 or within 60 days thereafter, as follows: Mr. Cawley – 9,630 shares; Ms. Edwards – 24,076 shares; Ms. Ricciardello – 9,630 shares; Mr. Williams – 601,332 shares; Ms. Robertson – 264,425 shares; Mr. MacLennan – 52,678 shares; Mr. Wolford – 18,590 shares; and Mr. Hunt – 68,824 shares.
(4)	Mr. Hunt retired from the Company effective March 4, 2014.
(5)	Includes 1,172,742 shares not outstanding but subject to options exercisable at October 31, 2014 or within 60 days thereafter.
(6)	Based on a Schedule 13G filed with the SEC on February 13, 2014 by Franklin Resources, Inc. The filing is made jointly with Charles B. Johnson and Rupert H. Johnson, Jr. The address for Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403.
(7)	Based on a Schedule 13G filed with the SEC on February 12, 2014 by the Vanguard Group. The address for the Vanguard Group is 100 Vanguard Blvd. Malvem, PA 19355.
(8)	Based on a Schedule 13D/A filed with the SEC on October 17, 2014 by Fir Tree Inc. The address for Fir Tree Inc. is 505 Fifth Avenue, 23rd Floor, New York, NY 10017.

OTHER MATTERS

Shareholder Proposals for the Next Annual General Meeting of Shareholders

Any proposal by a shareholder intended to be presented at the 2015 annual general meeting of shareholders must be received by the Company at our principal executive offices at Devonshire House, 1 Mayfair Place, London W1J 8AJ, England, Attention: Julie J. Robertson, Executive Vice President and Secretary, no later than December 15, 2014, for inclusion in our proxy materials relating to that meeting.

In order for a shareholder to bring business before an annual general meeting of shareholders, a written request must be sent to our corporate secretary not less than 60 nor more than 120 days in advance of the annual general meeting, or, in the case of nominations for the election of directors, not less than 90 days in advance of an annual general meeting. Requests regarding agenda items (other than nominations for the election of directors) must include the name and address of the shareholder, a clear and concise statement of the proposed agenda item, and evidence of the required shareholdings recorded in the share register. Requests for nominations for the election of directors must include the name and address of the shareholder, the name and address of the director nominee, a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the director nominee and accompanied by evidence of the shareholding required to make such request, a description of all arrangements or understandings between the shareholder and the director nominee and any other persons (giving their names) pursuant to which the nominations are to be made, other information about the director nominee required to be disclosed in a proxy statement by SEC rules, and the consent of the director nominee. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Shareholder Proposals Made at the Meeting

The Company’s articles of association provide generally that, if you desire to propose any business at a general meeting, you must give us written notice not less than 60 nor more than 120 days in advance of the meeting. Your notice must set forth:

•	your name and address as the same appear in our records;

•	the class and number of shares of the Company that you own; and

•	a clear and concise statement of the proposal and your reasons for supporting it.

If you fail to comply with these procedures, you will not be entitled to vote your shares, either personally or by proxy, with respect to the proposal.

Solicitation of Proxies

The cost of the solicitation of proxies, including the cost of preparing, printing and mailing the materials used in the solicitation, will be borne by the Company. The Company has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies for a fee of $15,000 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram and via the Internet by directors, officers and employees of the Company, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and the Company will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

In some cases, only one copy of the proxy materials are being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon a written or oral request, a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders sharing an address may also submit requests for delivery of a single copy of the proxy materials. To request separate or single delivery of these materials now or in the future, shareholders may submit a request by telephone at 1 (800) 322-2885 or in writing to MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016.

Additional Information about the Company

You can learn more about the Company and our operations by visiting our website at www.noblecorp.com. Among other information we have provided there, you will find:

•	our corporate governance guidelines;

•	the charters of each of our standing committees of the Board;

•	our code of business conduct and ethics (and any amendment thereto or waiver of compliance therewith);

•	our Articles of Association;

•	information concerning our business and recent news releases and filings with the SEC;

•	information concerning our board of directors and shareholder relations; and

•	these proxy materials (at www.noblecorp.com/2014specialmeetingproxymaterials).

Copies of our corporate governance guidelines, the charters of each of our standing committees of the Board and our code of business conduct and ethics are available in print upon request. For additional information about the Company, please refer to our 2014 Annual Report, which was made available to shareholders with our proxy statement relating to our 2014 Annual General Meeting.

NOBLE CORPORATION plc

David W. Williams
Chairman, President and Chief Executive Officer

London, England

November 12, 2014

IMPORTANT NOTE: Please sign, date and return this Proxy Card and the power of attorney or other written authority (if any) under which it is signed in the enclosed postage pre-paid envelope to the following address, arriving no later than the close of business, U.S. Eastern time, on December 19, 2014:

Noble Corporation

c/o MacKenzie Partners, Inc.

Corporate Election Services

P.O. Box 3230

Pittsburgh, PA 15230-9404

i  Please sign and date the proxy card below and fold and detach the card at the perforation before mailing.  i

NOBLE CORPORATION PLC GENERAL MEETING OF SHAREHOLDERS TO BE HELD AT 8:00 AM ON DECEMBER 22, 2014

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby revokes all previous proxies and appoints Julie Johnson Robertson or, in her absence William Edgar Turcotte as its proxy to attend, speak and vote on their behalf at the General Meeting of the Company to be held at 8:00 a.m. (local time) on December 22, 2014 at the Ritz-Carlton Hotel, Grand Cayman, Cayman Islands (or at any adjournment thereof).

If you appoint a proxy to represent you at the General Meeting on December 22, 2014, please provide your voting instructions by marking the instruction box on the reverse side of this Proxy Card. If you do not provide specific voting instructions, your voting rights will be exercised by your proxy in the manner recommended by the Board of Directors (“FOR” the Resolution). On any other matters which are properly presented to the General Meeting (including any motion to adjourn the General Meeting) the proxy will vote your shares in accordance with the respective recommendation of the Board of Directors.

The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid General Meeting.

Shareholder sign here	Date

In the case of joint shareholders, only one joint holder need sign and the vote of the first-named in the register of members of the Company will be accepted to the exclusion of that of other joint holders. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. In the case of a corporate shareholder, this Proxy Card should be signed by an officer, attorney or duly authorised signatory. In the case of a partnership, please sign this Proxy Card in partnership name by authorized person. The Board of Directors reserves the right to request proof of authenticity of any power of attorney or other authorizing document.

i  Please sign and date the proxy card below on the reverse side, and fold and detach the card at the perforation before mailing.  i

Vote on Resolution	This Proxy Card is valid only when signed and dated

To (i) approve the terms of one or more off-market purchase agreements produced at the Meeting and initialed by the Chairman for the purposes of identification and (ii) authorize the Company to make off-market purchases, up to a maximum number of 37,000,000 of the Company’s ordinary shares, pursuant to such agreement or agreements.

❑ FOR	❑ AGAINST	❑ ABSTAIN

Please note that an “abstain” is not a vote in law and will not be counted in the calculation of the votes cast for and against the resolution.

Continued on the reverse side. Must be signed and dated on the reverse side.